                                  SCHEDULE 14A

                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant   /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement      / / Confidential, for use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12

                                  dELiA*s CORP.
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

/X/   No fee required.

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0.11.

      (1)      Title of each class of securities to which transaction applies:
      (2)      Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)      Proposed maximum aggregate value of transaction:
      (5)      Total Fee Paid:

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)      Amount Previously Paid:
      (2)      Form, Schedule or Registration Statement No.:
      (3)      Filing Party:
      (4)      Date Filed:

                           [dELiA*s CORP. LETTERHEAD]



May 31, 2002

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of dELiA*s Corp. at 10:00 A.M. local time on Wednesday, July 17, 2002 at the Sheppard Mansion, 117 Frederick Street, Hanover, Pennsylvania 17331.

The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the specific business to be acted upon. We will also review the progress of dELiA*s during the past year and answer your questions.

It is important that your stock be represented at the meeting. Whether or not you plan to attend in person, we hope you will vote on all matters to be considered by following the instructions on the enclosed proxy card.


Sincerely yours,

/s/ Stephen I. Kahn                           /s/ Andrea Weiss

Stephen I. Kahn                               Andrea Weiss
Chairman of the Board                         President
                                  dELiA*s CORP.
                                435 HUDSON STREET
                            NEW YORK, NEW YORK 10014


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


         We will be holding the Annual Meeting of Stockholders of dELiA*s Corp. ("dELiA*s" or the "Company") at 10:00 A.M. local time on Wednesday, July 17, 2002 at the Sheppard Mansion, 117 Frederick Street, Hanover, Pennsylvania 17331. At our Annual Meeting, we will ask you to:

       1. Elect three Class C directors to hold office for a term of three years;

       2. Ratify the appointment of Ernst & Young LLP as our independent auditors; and

       3. Transact such other business as may properly come before the meeting and any adjournments thereof.

         If you were a stockholder of record at the close of business on May 24, 2002, you may vote at the Annual Meeting.

         IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


                                              By order of the board of directors

                                              Edward D. Taffet
                                              SECRETARY

May 31, 2002

                              QUESTIONS AND ANSWERS

Q: WHEN AND WHERE IS THE ANNUAL MEETING?

We will be holding the 2002 Annual Meeting of Stockholders of dELiA*s Corp. at 10:00 A.M. local time on Wednesday, July 17, 2002 at the Sheppard Mansion, 117 Frederick Street, Hanover, Pennsylvania 17331.

Q: WHAT AM I BEING ASKED TO VOTE ON AT THE ANNUAL MEETING?

We are asking you to vote on two matters at the annual meeting:

      o the election of three directors to hold office for a three-year term; and

      o ratification of the appointment of Ernst & Young LLP as our independent auditors for the current fiscal year.

Q: HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THESE PROPOSALS?

The board recommends that you vote FOR:

      o     the nominees for director; and

      o the ratification of the appointment of Ernst & Young LLP as independent auditors.

Q: WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

You are entitled to vote at the annual meeting if you owned shares of our Class A common stock on May 24, 2002, the record date for the annual meeting. On May 24, 2002, dELiA*s had 47,922,422 shares of Class A common stock outstanding and entitled to vote in the annual meeting.

Q: WHAT VOTE OF THE STOCKHOLDERS IS NEEDED TO APPROVE THE PROPOSALS?

The holders of a majority of the shares entitled to vote, present in person or by proxy, will constitute a quorum at the annual meeting. Provided that a quorum is present at the meeting:

      o the nominees for director who receive the greatest number of votes will be elected; and

      o the approval of a majority of the outstanding shares of our Class A common stock represented and entitled to vote at the meeting are needed to approve the ratification of the appointment of Ernst & Young as our independent auditors.

Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards to ensure that all of your shares are voted.

Q: WHAT DO I NEED TO DO NOW?

Please carefully read this proxy statement and then, if you are a registered stockholder, complete, sign and mail your proxy card in the enclosed return envelope as soon as possible. If you are not a registered stockholder, but hold your shares in street name through a bank or brokerage firm, refer to the instructions provided on your proxy card.

If you sign and send in your proxy card and do not mark how you want to vote, your proxy will be counted as a vote in favor of the nominees as directors and for the ratification of the appointment of Ernst & Young.

If you prefer, you can attend the meeting and vote your shares in person.

Q: WHAT DO I DO IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER?

If your shares are held in street name by a broker as your nominee, your broker will send you a proxy card. Many brokers also offer the option of voting either by telephone or electronically via the Internet, instructions for which will be provided by your broker on your proxy card.

Q: WHAT HAPPENS IF I DO NOT INSTRUCT MY BROKER HOW TO VOTE ON THE PROPOSALS OR IF I MARK "ABSTAIN" ON THE PROXY CARD WITH REGARD TO PROPOSAL 2?

If your shares are held in street name by a broker, your broker will not be able to vote your shares without instructions from you.

If you mark your proxy "abstain" or do not instruct your broker how to vote, with regard to proposal 2, your shares will have the same effect as votes against the ratification of the appointment of Ernst & Young. This proposal requires that a majority of the shares of our outstanding Class A common stock present or represented by proxy and entitled to vote at the meeting votes in favor of the proposal.

Q: CAN I CHANGE MY MIND AFTER I HAVE MAILED IN MY SIGNED PROXY CARD?

Yes. There are three ways you may withdraw your proxy at any time before the vote takes place: (1) you may return to the Secretary of dELiA*s another properly signed proxy card bearing a later date; (2) you may deliver a written revocation of your proxy to the Secretary of dELiA*s; or (3) you may attend the annual meeting, or any adjourned session thereof, in person and vote the shares covered by the proxy.

The mailing address for the Secretary of dELiA*s is: dELiA*s Corp., 435 Hudson Street, 5th Floor, New York, NY 10014, attention: Edward D. Taffet, Secretary.

Q: WHO SHOULD I CALL IF I HAVE ANY ADDITIONAL QUESTIONS?

If you hold your shares directly, please call our Investor Relations department at (212) 807-9060. If your shares are held in street name, please contact your broker at the telephone number provided by your broker on your proxy card.

                                  dELiA*s CORP.
                                435 HUDSON STREET
                            NEW YORK, NEW YORK 10014

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 17, 2002

         The accompanying proxy is solicited by and on behalf of the board of directors of dELiA*s Corp., a Delaware corporation ("dELiA*s" or the "Company"), to be used at the Annual Meeting of Stockholders (including any adjournments or postponements thereof, the "Annual Meeting") of dELiA*s to be held at 10:00 A.M. local time on Wednesday, July 17, 2002 at the Sheppard Mansion, 117 Frederick Street, Hanover, Pennsylvania 17331, and at any adjournments thereof.

         When the accompanying proxy is properly executed and returned, the shares of our Class A common stock, par value $ .01 per share, it represents will be voted at the Annual Meeting in accordance with the directions noted thereon and, if no direction is indicated, the shares it represents will be voted: (i) FOR the election of the three nominees for Class C directors listed herein; (ii) FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for the current fiscal year; and (iii) in the discretion of the holders of the proxy with respect to any other business that may properly come before the Annual Meeting. Any stockholder signing and delivering a proxy may revoke it at any time before it is voted by delivering to our Secretary a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any stockholder attending the Annual Meeting in person may withdraw his proxy and vote his shares.

         We will bear the cost of this solicitation of proxies. We will make solicitations primarily by mail; however, our officers and employees may solicit proxies personally or by telephone or by telegram. We will not provide special compensation to those persons for such services. We may reimburse brokers, banks, custodians, nominees and fiduciaries holding shares of our Class A common stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such shares.

         A copy of the Notice of Annual Meeting of Stockholders accompanies this proxy statement. This proxy statement will first be mailed to our stockholders on or about May 31, 2002.


                                  VOTING RIGHTS

         Only holders of record of shares of our Class A common stock at the close of business on May 24, 2002 will be entitled to notice of and to vote at the Annual Meeting. On that date, we had outstanding 47,922,422 shares of our Class A common stock, net of treasury shares, the holders of which are entitled to one vote per share on each matter to come before the Annual Meeting. We also had outstanding 11,425,000 shares of our Class B common stock and 1,685,580 shares of our Class A common stock that were held by us and our subsidiaries. Under Delaware law, these shares have no voting rights while they are held by dELiA*s or our subsidiaries. Voting rights are non-cumulative.

         The presence, in person or by proxy, of holders of a majority of the shares entitled to vote will constitute a quorum at the Annual Meeting. Directors will be elected at the Annual Meeting by a plurality of the votes cast (i.e., the three nominees receiving the greatest number of votes will be elected as directors). The affirmative vote of the holders of a majority of the shares of Class A common stock present or represented at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP. Abstentions and broker non-votes (which occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) are counted for purposes of determining the presence or absence of a quorum at the Annual Meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, but broker non-votes are not counted for purposes of determining whether a proposal has been approved.


                    BENEFICIAL OWNERSHIP OF VOTING SECURITIES

         The following table sets forth information as of May 24, 2002 with respect to our Class A common stock beneficially owned by (i) each person we know to be the beneficial owner of more than 5% of the shares of our Class A common stock, (ii) each director individually, (iii) each named executive officer individually and (iv) all executive officers and directors as a group. At the close of business on May 24, 2002, there were 47,922,422 shares of our Class A common stock outstanding and entitled to vote.


                                                                            SHARES OF CLASS A COMMON STOCK
                                                                                  BENEFICIALLY OWNED
                                                                       -----------------------------------------

                                                                                                  PERCENTAGE
                                                                               NUMBER                OWNED
                                                                               ------                -----

NAME AND ADDRESS
----------------
5% STOCKHOLDERS
---------------
Stephen I. Kahn (1)................................................            10,316,990              21.96%
  435 Hudson Street
  New York, New York 10014
Capital Research and Management Company (2)........................             2,750,000               5.85
  333 South Hope Street
  Los Angeles, California 90071

OTHER NAMED EXECUTIVE OFFICERS AND DIRECTORS
--------------------------------------------
Geraldine Karetsky (3).............................................             1,662,437               3.54
Christopher C. Edgar (4)...........................................             1,215,791               2.59
Andrea Weiss (5)...................................................               420,000                  *
Dennis Goldstein (6)...............................................               359,706                  *
Evan Guillemin (7).................................................               272,376                  *
S. Roger Horchow ..................................................                78,890                  *
Clare R. Copeland .................................................                65,537                  *
Joseph J. Pinto (8)................................................                57,465                  *
Timothy U. Nye (9).................................................                25,000                  *
Doug Platt (10)....................................................                25,000                  *
Directors and executive officers as a group (12 individuals).......            12,867,755              27.39%

----------
* Less than 1%.

(1) Includes (a) 5,894,370 shares of our Class A common stock directly owned by Mr. Kahn, (b) 306,173 shares of our Class A common stock which Mr. Kahn has an option to purchase which is exercisable (or will become exercisable within 60 days), (c) 68,600 shares of our Class A common stock that Mr. Kahn holds as trustee for the benefit of his minor children, and (d) 4,047,847 shares of our Class A common stock (of which 1,631,437 is beneficially owned by Ms. Karetsky) that Mr. Kahn has the sole power to vote and shared power to restrict disposition of pursuant to a stockholders agreement. In addition, as Chief Executive Officer and Chairman of the board of dELiA*s Corp., Mr. Kahn may be deemed to share dispositive and voting power over 11,425,000 shares of our Class B common stock and 1,685,580 shares of our Class A common stock held by us and our subsidiaries. Under Delaware law, these shares have no voting rights while they are held by dELiA*s or our subsidiaries.

(2)  Information based on a Schedule 13G filing dated February 11, 2002.

(3) Includes 1,618,822 shares owned by Ms. Karetsky and 12,615 shares owned by Ms. Karetsky as trustee for The Ruth Kahn Trust f/b/o Sidney Kahn. These shares are subject to a stockholders agreement with Mr. Kahn pursuant to which Ms. Karetsky shares power to dispose of such shares and has given a proxy to Mr. Kahn to vote such shares. Also includes 31,000 shares held by Ms. Karetsky as trustee for two charitable foundations.

(4) Includes 32,345 shares that Mr. Edgar has an option to purchase which is exercisable (or will become exercisable within 60 days).

(5) Includes 120,000 shares that Ms. Weiss has an option to purchase which is exercisable (or will become exercisable within 60 days).

(6) Includes 148,556 shares that Mr. Goldstein has an option to purchase which is exercisable (or will become exercisable within 60 days) and 93,480 shares held by Mr. Goldstein's spouse.

(7) Includes 82,345 shares that Mr. Guillemin has an option to purchase which is exercisable (or will become exercisable within 60 days).

(8) Includes 10,725 shares of our Class A common stock which Mr. Pinto owns as trustee and which Mr. Pinto has the power to dispose of and vote.

(9) Includes 25,000 shares that Mr. Nye has an option to purchase which is exercisable (or will become exercisable within 60 days).

(10) Includes 25,000 shares that Mr. Platt has an option to purchase which is exercisable (or will become exercisable within 60 days).

FAMILY STOCKHOLDERS AGREEMENT

         Members of Stephen I. Kahn's family, trusts for the benefit of such persons and certain other persons (the "Family Holders") and Stephen I. Kahn have entered into a stockholders agreement. The stockholders agreement gives Stephen I. Kahn the right to vote the shares of our Class A common stock owned by the Family Holders on all matters that come before our stockholders. We believe the Family Holders, collectively, owned 8.62% of the outstanding Class A common stock as of May 24, 2002. The stockholders agreement will expire on December 18, 2006.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         There are currently ten seats on our board of directors, with no vacancies. The board is divided into three classes of directors, Class A, B and C, with terms expiring in successive years. The terms of the three current Class C directors, Stephen I. Kahn, Douglas R. Platt and S. Roger Horchow, will expire at the Annual Meeting, and the board has nominated Mr. Kahn, Mr. Platt and Mr. Horchow for reelection with terms to expire in 2005. The terms of the current Class A directors, Christopher C. Edgar, Evan Guillemin, Clare R. Copeland and Joseph J. Pinto, expire in 2003 and the terms of the current Class B directors, Timothy U. Nye, Geraldine Karetsky and Andrea Weiss, expire in 2004. For information on the three nominees, see "Management - Executive Officers and Directors."

         Each nominee has consented to being named as a nominee in this proxy statement and to serve if elected. However, if any of the nominees should become unable to serve as a director for any reason, votes will be cast instead for a substitute nominee designated by the board of directors or, if none is so designated, will be cast according to the judgment of the person or persons voting the proxy. The board of directors recommends a vote "FOR" the election of the three nominees named above as directors of dELiA*s. Their election requires a plurality of the votes cast at the Annual Meeting.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The following is a list of our executive officers and directors (including the current directors who are nominees and the continuing directors). Officers serve at the discretion of the board. In connection with the merger of dELiA*s Inc. into iTurf Inc. in November 2000, iTurf Inc. was renamed dELiA*s Corp.


NAME                                 AGE   POSITION
----                                 ---   --------
Stephen I. Kahn ..................   36    Chief Executive Officer and Chairman of the Board
Andrea Weiss .....................   47    President and Director
Christopher C. Edgar..............   36    Executive Vice President and Vice Chairman of the Board
Evan Guillemin....................   37    Chief Operating Officer and Director
Clare R. Copeland (1)(2)..........   66    Director
S. Roger Horchow .................   73    Director
Geraldine Karetsky................   61    Director
Timothy U. Nye....................   36    Director
Joseph J. Pinto (1)(2)............   69    Director
Douglas R. Platt (1)..............   38    Director
Dennis Goldstein..................   36    Chief Financial Officer and Treasurer
Edward D. Taffet..................   45    Senior Vice President, Chief Legal Officer and Secretary

 (1) Member of Audit Committee.
 (2) Member of Compensation Committee.

      STEPHEN I. KAHN has served as Chief Executive Officer of dELiA*s Inc. (dELiA*s Corp. subsequent to the merger) since co-founding dELiA*s in 1993. Mr. Kahn has been Chairman of our board of directors since October 1996 and, until March 1999, served as our President. From September 1997 through the November 2000 merger of dELiA*s Inc. and its majority-owned subsidiary, iTurf Inc., he also served as President, Chief Executive Officer and Chairman of the board of directors of iTurf. He is a director of Danier Leather Inc., a publicly-traded integrated designer, manufacturer and retailer of high quality, high fashion leather and suede clothing. Mr. Kahn also serves on the board of directors of the National Retail Federation.

      ANDREA WEISS joined the Company as President and was elected by our board to serve as a director in May 2001. Prior to joining the Company, Ms. Weiss served as Executive Vice President and Chief Stores Officer of The Limited, Inc., a specialty retailer of apparel, lingerie, beauty and personal care products, from May 1998 to February 2001. From February 1996 to April 1998, Ms. Weiss served as President of Retail for Guess, Inc., a designer, distributor and licensor of apparel and accessories.

      CHRISTOPHER C. EDGAR has served as Director of Real Estate of the Company since December 2001, is Vice Chairman of our board of directors since March 1999 and has been a director of dELiA*s since October 1996. From November 1996 to March 1999 Mr. Edgar served as our Chief Operating Officer and Executive Vice President. He was previously Executive Vice President of dELiA*s LLC and a member of the board of managers of dELiA*s LLC from the time he co-founded dELiA*s in 1993. Mr. Edgar also served as a Vice President of iTurf and as a member of the board of iTurf from 1997 to 1999.

      EVAN GUILLEMIN has served as our Chief Operating Officer since May 2001, served as our President from March 1999 until May 2001 and served as our Chief Financial Officer and Treasurer from July 1996 to March 2000. He has been a director of dELiA*s Corp., and prior to the merger, iTurf Inc., since January 1999. Mr. Guillemin was also Vice President and acting Chief Financial Officer of iTurf from 1997 to 1999.

      CLARE R. COPELAND joined our board of directors in June 1999. Mr. Copeland is Chairman of Toronto Hydro, a leading North American utility. From 1999 to 2002, he served as Chairman and CEO of Ontario Store Fixtures, a manufacturer of retail store interiors. From 1993 to 1999, he served as President and Chief Executive Officer of Peoples Jewelers Corporation, the leading jewelry chain in Canada. He is also a member of the board of directors of RIOCAN, a real estate investment trust, and Danier Leather Inc., a publicly-traded integrated designer, manufacturer and retailer of high quality, high fashion leather and suede clothing

      S. ROGER HORCHOW joined our board of directors in October 1996. He is also a director of the Museum of Modern Art in New York City and serves on the Board of Governors of the Yale University Art Gallery. He has been chairman of R. Horchow Productions, Inc., a theatrical production company and winner of two Tony Awards, since 1990. He has also serves as a consultant to Gold Violin, an Internet retailer focused on the seniors market.

      GERALDINE KARETSKY served as a member of the board of managers of dELiA*s LLC since 1994 and joined our board of directors in October 1996. She is a private investor.

      TIMOTHY U. NYE has served as a director of dELiA*s and, prior to the merger, iTurf Inc., since May 2000. He is the founder of Alltrue Networks Inc., an entertainment company, and has been the chief executive officer or co-chief executive officer of Sunshine Amalgamedia, Inc., a developer of multimedia content, since 1994.

      JOSEPH J. PINTO joined our board of directors in November 1996. He is a private investor. From 1981 to 1997, Mr. Pinto was a director and officer of Sefinco Ltd. (and a predecessor), the U.S.-based private investment affiliate of Entrecanales Y Tavora SA, a Spanish conglomerate with interests in construction and merchant banking.

      DOUGLAS R. PLATT served as a director of iTurf from May 2000 and joined our board of directors in November 2000. He has been the chief executive officer of Prefer.com, Inc. (or a predecessor entity), a business-to-business focused e-commerce marketing company, since January 1999. In 1999, he also served as a consultant to Daily Planet Catalog, a direct marketing company that he previously served as President from 1988 to 1994 and then managing director until January 1999. He also served as a consultant to E. M. Warburg Pincus & Co., a financial firm, from November 1998 to February 1999.

      DENNIS GOLDSTEIN has served as our Chief Financial Officer and Treasurer since November 2000. He served as Chief Financial Officer and Treasurer of iTurf from January 1999 to November 2000. Prior to joining iTurf, Mr. Goldstein was the Vice President for Corporate Development of Paulaur Corporation, a manufacturing firm. From 1992 to 1997, he worked in a variety of capacities for The Boston Consulting Group, Inc., a management consulting firm.

      EDWARD D. TAFFET has served as Senior Vice President, General Counsel and Secretary since November 2001. Prior to joining us, Mr. Taffet was associated with Gotham Hospitality LLC, a developer and operator of hotel properties, where he was responsible for legal affairs in connection with the acquisition of hotel properties. From 1985 to 1999 Mr. Taffet worked for United Merchants and Manufacturers, Inc., a textile and apparel manufacturer and distributor, in a variety of capacities, serving as Senior Vice President, General Counsel and Secretary from 1989 to 1997, and thereafter until 1999 as a consultant with similar duties.

      Ms. Karetsky is Mr. Kahn's aunt. There are no other family relationships among our directors and executive officers. Mr. Kahn has agreed to vote all shares of Class A common stock of the Company that he owns directly or over which he holds the power to vote in favor of the election or re-election of Ms. Weiss to our board of directors at all meetings of the stockholders of the Company at which Ms. Weiss has been nominated for election or re-election during the term of her employment agreement.

MEETINGS OF OUR BOARD OF DIRECTORS

         During the fiscal year ended February 2, 2002, our board of directors held six meetings. The board has a standing audit committee and compensation committee. All directors and committee members attended at least 75% of the respective meetings. The board does not have a nominating committee.

COMMITTEES OF THE BOARD OF DIRECTORS

         AUDIT COMMITTEE. The Audit Committee is comprised of three or more directors as determined by the Board, currently Mr. Copeland, Mr. Pinto and Mr. Platt, each of whom shall be (i) independent directors, and (ii) free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. Our board of directors has adopted a written charter for the audit committee, which was attached to the Company's 2000 Proxy Statement. The Audit Committee believes it fulfills its charter. The Audit Committee provides assistance to the Board in fulfilling the Board's responsibility to the Company's shareholders relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. The Audit Committee's primary duties and responsibilities are to:

         o Ensure that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company.

         o Ensure that management has established and maintained processes to assure that an adequate system of internal control is functioning with the Company.

         o Ensure that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and corporate policy.

The audit committee met three times during fiscal 2001.

         COMPENSATION COMMITTEE. The compensation committee of our board of directors is comprised of two directors, currently Mr. Copeland and Mr. Pinto. The compensation committee approves the salaries and other benefits of our executive officers and is authorized to administer our compensation plans, including our stock incentive plans. In addition, the compensation committee is authorized to consult with our management regarding our pension and other benefit plans and compensation policies and practices. The compensation committee met three times during fiscal 2001.

EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning compensation awarded to, earned by or paid during the past three years to those persons who were, for fiscal 2001, our Chief Executive Officer and our other executive officers as to whom such disclosure is required by the rules of the SEC (collectively, the "named executive officers"). Except as disclosed below, the aggregate value of all perquisites and other personal benefits, securities or property did not exceed $50,000 or 10% of the total of annual salary and bonus for each named executive officer. Amounts disclosed include compensation awarded by all of our subsidiaries. Grants of options to purchase common stock of dELiA*s Inc. have been adjusted by multiplying the number of shares originally covered by such options by 1.715, the exchange ratio in the November 2000 merger recombining the businesses of dELiA*s Inc. and iTurf Inc.


                                                           ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                                           -------------------                   ----------------------
                                  FISCAL                                     OTHER ANNUAL  RESTRICTED STOCK      SECURITIES
NAME AND PRINCIPAL POSITION        YEAR      SALARY               BONUS      COMPENSATION    AWARDS (1)      UNDERLYING OPTIONS
---------------------------        ----      ------               -----      ------------    ----------      ------------------
Stephen I. Kahn                    2001     $ 270,000               --     $  47,672 (2)           --            400,000
   Chairman of the Board and       2000       247,692               --        43,926 (3)   $1,346,268 (4)        301,563
   Chief Executive Officer         1999       190,000               --        33,814 (5)           --            100,000 (6)

Andrea Weiss                       2001     $ 291,209 (7)           --            --       $1,062,000 (8)        300,000
   President and Director

Christopher C. Edgar               2001     $ 150,000               --            --               --            100,000
   Vice Chairman of the Board      2000       163,462               --        37,066 (3)    $ 856,272 (9)         43,125
                                   1999       163,269               --            --               --                 --

Evan Guillemin                     2001     $ 213,462               --            --               --                 --
   Chief Operating Officer         2000       163,462               --            --        $ 681,617            243,125
                                   1999       163,269               --            --               --                 --

Dennis Goldstein                   2001     $ 240,000        $  50,000            --               --            200,000
   Chief Financial Officer and     2000       179,038           25,000            --        $  90,368 (11)       237,513
   Treasurer                       1999       131,731               --            --               --                 --

Patricia Waechter (12)             2001     $ 140,538        $  37,449            --               --             50,000
   Former Executive Vice
   President - Retail              2000     $ 206,308               --            --        $ 151,875            102,900


(1) Fiscal 2000 awards include grants by both dELiA*s Inc. and iTurf Inc. In connection with these restricted stock awards, the executive officers receiving restricted stock of dELiA*s Inc. forfeited all options to purchase shares of common stock of dELiA*s Inc. and executive officers receiving restricted stock of iTurf Inc. forfeited all options to purchase shares of Class A common stock of iTurf Inc. No dividends are expected to be declared during the vesting periods, but if they were, they would accrue on the restricted stock reported.

(2) For fiscal 2001, other compensation for Mr. Kahn includes $18,844 for personal legal and accounting fees and $18,414 for automobile expenses in accordance with Mr. Kahn's employment agreement.

(3) For fiscal 2000, other compensation for Mr. Kahn includes $13,425 for personal legal and accounting fees and $11,875 for automobile expenses. Other compensation for Mr. Edgar includes $10,500 for continuing education and $10,000 for life insurance premiums. These amounts were paid in accordance with the terms of the executives' employment agreements.

(4) As of February 2, 2002, the value of restricted stock held by Mr. Kahn was $6.8 million. Mr. Kahn's fiscal 2000 restricted stock grants included 968,355 shares (after conversion of dELiA*s Inc. stock granted earlier in fiscal 2000 to dELiA*s Corp. stock in the November 2000 merger) that vest in less than three years from the date of grant on the following dates:
      113,087 shares on November 1, 2000; 444,528 shares on January 1, 2001; 111,132 shares on each of March 10, 2001 and 2002; 37,696 shares on April 1, 2001; and 37,695 shares on each of October 1, 2001, April 1, 2002, October 1, 2002 and April 1, 2003.

(5) Includes reimbursement for personal legal and accounting fees of $19,351 in accordance with the terms of Mr. Kahn's employment agreement.

(6) Options to purchase Class A common stock of iTurf which were forfeited in connection with the fiscal 2000 restricted stock grants.

(7) Represents compensation earned in fiscal 2001 but deferred at the election of Ms. Weiss.

(8) As of February 2, 2002, the value of restricted stock held by Ms. Weiss was $2.4 million. Her restricted stock grant included 210,000 shares that vest in less than three years from the date of grant on the following dates: 120,000 on May 14, 2002 and 90,000 shares May 14, 2003.

(9) As of February 2, 2002, the value of restricted stock held by Mr. Edgar was $4.2 million. His fiscal 2000 restricted stock grants included 543,219 shares (after conversion of dELiA*s Inc. stock, which was granted earlier in fiscal 2000, to dELiA*s Corp. stock in the November 2000 merger) that vest in less than three years from the date of grant on the following dates: 16,173 shares on November 1, 2000; 333,396 shares on January 1, 2001; 83,349 shares on each of March 10, 2001 and 2002; 5,391 shares on each of April 1, 2001 and October 1, 2001; and 5,390 shares on each of April 1, 2002, October 1, 2002 and April 1, 2003.

(10) As of February 2, 2002, the value of restricted stock held by Mr. Guillemin was $3.1 million. His fiscal 2000 restricted stock grants included 436,718 shares (after conversion of dELiA*s Inc. stock, which was granted earlier in fiscal 2000, to dELiA*s Corp. stock in the November 2000 merger) that vest in less than three years from the date of grant on the following dates: 16,173 shares on November 1, 2000; 324,135 shares on January 1, 2001; 5,391 shares on each of April 1, 2001 and October 1,

      2001; 69,458 on June 20, 2002; and 5,390 shares on each of April 1, 2002,
      October 1, 2002 and April 1, 2003.

(11) As of February 2, 2002, the value of restricted stock held by Mr. Goldstein was $800,000. His fiscal 2000 restricted stock grants included 107,813 shares that vest in less than three years from the date of grant on the following dates: 47,918 shares on November 1, 2000 and 11,979 shares on each of April 1, 2001, 2002 and 2003 and October 1, 2001 and 2002.

(12) From March 2000 until her resignation in September 2001, Patricia Waechter served as our Executive Vice President of Retail.

(13) As of February 2, 2002, Ms. Waechter no longer holds shares of our restricted stock. Her fiscal 2000 restricted stock grants included 55,566 shares (after conversion of dELiA*s Inc. stock, which was granted earlier in fiscal 2000, to dELiA*s Corp. stock in the November 2000 merger) that were scheduled to vest in less than three years from the date of grant on the following dates: 18,522 shares on each of April 3, 2001, 2002 and 2003. All unvested shares of restricted stock were forfeited in connection with her resignation.

(14) Options to purchase common stock of dELiA*s Inc. which were forfeited in connection with the fiscal 2000 restricted stock grants.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information with respect to individual grants of stock options to purchase shares of our Class A common stock made during fiscal 2001 to each of the named executive officers who received stock option grants in such year. We did not make any SAR grants in fiscal 2001.


                                               PERCENT OF
                                                  TOTAL
                                NUMBER OF        OPTIONS                                POTENTIAL REALIZABLE VALUE
                                SECURITIES     GRANTED TO    EXERCISE                   AT ASSUMED ANNUAL RATES OF
                                UNDERLYING      EMPLOYEES     PRICE                      STOCK PRICE APPRECIATION
                             OPTIONS GRANTED    IN FISCAL     (PER      EXPIRATION          FOR OPTION TERM (1)
NAME                               (#)            YEAR        SHARE)       DATE      ---------------------------------
                                                                                           5%              10%
Stephen I. Kahn                  400,000            19%        $2.93      4/24/11        $737,065      $1,867,866

Andrea Weiss                     300,000            14%        $3.05      5/14/11        $576,834      $1,462,616

Christopher C. Edgar             100,000             5%        $5.08     12/20/11        $319,478        $809,621

Dennis Goldstein                 200,000            10%        $5.08     12/20/11        $638,957      $1,619,242

Patricia Waechter (2)             50,000             2%        $3.05      5/1/11          $95,906        $243,046

(1) The assumed annual rates of appreciation of 5% and 10% would result in the price of a share of our Class A common stock increasing from $7.92 at February 2, 2002 to $12.90 and $20.54, respectively, over ten years.

(2) All unvested options were forfeited in connection with Ms. Waechter's resignation.

FISCAL YEAR-END OPTION VALUES

      The following table presents certain information concerning unexercised options held by the named executive officers as of February 2, 2002.


                                                           NUMBER OF SECURITIES     INTRINSIC VALUE OF UNEXERCISED
                                 SHARES                    UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                 ACQUIRED                    OPTIONS AT FISCAL             AT FISCAL YEAR-END
                                   ON         VALUE         YEAR-END EXERCISABLE/             EXERCISABLE/
NAME                             EXERCISE    REALIZED         UNEXERCISABLE                  UNEXERCISABLE
------------------------------- ----------- ----------- --------------------------- -------------------------------
Stephen I. Kahn                    --          --           188,478 / 513,085          $1,363,167 / $2,813,887

Andrea Weiss                       --          --             -- / 300,000                 -- / $1,461,000

Christopher C. Edgar               --          --            26,955 / 116,170             $194,952/ $400,950

Evan Guillemin                     --          --            76,955 / 166,170           $556,577 / $1,201,825

Dennis Goldstein                   --          --           114,910 / 322,603           $831,087 / $1,454,726

Patricia Waechter                  --          --                  --                            --


COMPENSATION OF DIRECTORS

         We pay our non-employee directors $2,000 for each board of directors meeting attended and reimburse them for all reasonable out-of-pocket expenses incurred in connection with their attendance at full board and board committee meetings. Under our stock incentive plan, upon joining the board each non-employee director is granted an option to purchase 50,000 shares of Class A common stock with an exercise price equal to the fair market value of the Class A common stock on the date of grant. All options granted to non-employee directors vest in equal semi-annual installments over four years if the non-employee director is a director on such dates. Directors who were originally appointed to the dELiA*s Inc. board of directors were granted options to purchase 40,000 shares of the common stock of dELiA*s Inc. Those options were surrendered for 36,000 restricted shares of dELiA*s Inc. common stock upon action of the compensation committee of the dELiA*s Inc. board. The restricted shares were converted in the recombination of dELiA*s Inc. and iTurf to 68,600 restricted shares of Class A common stock of dELiA*s Corp. Upon a "change of control" of dELiA*s Corp., all options and restricted shares that have not yet expired will automatically become exercisable unless our board of directors or the Compensation Committee determines otherwise. Directors who are our employees are not compensated for services as directors.

EMPLOYMENT AGREEMENTS

         On April 24, 2001, we entered into an employment agreement with Mr. Kahn agreeing to employ him as our chief executive officer and executive chairman of our board of directors until December 31, 2006. Mr. Kahn receives a salary of $270,000 annually, subject to an annual increase of 5%. If we terminate Mr. Kahn without cause or he resigns for good reason, he would be entitled to continued payment of his base salary for the remainder of the term of his contract, but in no event for less than one year. Upon a change of control of dELiA*s Corp., Mr. Kahn is entitled to continued payment of his base salary for the remainder of the term of his employment agreement, but in no event for less than two years. In addition, all of Mr. Kahn's restricted stock and options vest immediately upon (i) termination due to Mr. Kahn's death or disability, (ii) termination by us without cause, (iii) resignation by Mr. Kahn for good reason or (iv) a change of control of dELiA*s Corp. Under his contract, we also provide Mr. Kahn with life insurance, the use of two cars, reimbursement (including a tax gross-up) for up to $40,000 for various professional services, and a gross-up for any excise tax payable by Mr. Kahn under section 280(G) of the Internal Revenue Code of 1986, as amended. In connection with the signing of his employment agreement, Mr. Kahn was granted an option to purchase 400,000 shares of our Class A common stock. The option vests in equal semi-annual installments over four years.

         On May 7, 2001, we entered into an employment agreement with Ms. Weiss, agreeing to employ her as our president for three years. In addition, we agreed to cause her to be appointed as a member of our board of directors and Mr. Kahn agreed, while Ms. Weiss remains in the employ of the Company, to vote all shares of our Class A common stock under his control in favor of her appointment as a director in any meeting of our stockholders. Ms. Weiss is entitled to an annual salary of $400,000 in her first year of employment, increasing to $450,000 in her second year and $475,000 in her third. For each fiscal year during her employment, she is eligible for a cash bonus equal to 100% of her salary, payable on or before March 31 of the following fiscal year, pro rated in the first year based upon the commencement date of her employment. One hundred percent of the bonus covering fiscal year 2001 is guaranteed, and 20% is guaranteed for fiscal year 2002. Ms. Weiss also received a grant of 300,000 options and an award of 300,000 shares of restricted stock, each vesting over four years at a rate of 120,000 options and restricted shares in year one, 90,000 in year two, 60,000 in year three and 30,000 in year four. The contract also provides that Ms. Weiss will receive a second grant of options to purchase 100,000 shares on the first anniversary of her employment, vesting in equal installments over four years from that date. If we terminate Ms. Weiss without cause or she resigns for good reason, including upon a change of control of dELiA*s Corp., she would be entitled to continued payment of her base salary for the remainder of the term of her employment agreement, but in no event for less than one year, and to payment of any guaranteed bonuses and a pro rated portion of any bonus she would have received in the year of the termination or resignation. In addition, all of Ms. Weiss' restricted stock and options vest immediately upon a change of control of dELiA*s Corp. Under her agreement, we also provide Ms. Weiss with life insurance, reimbursement of costs related to the use of a car and the weekly cost of airfare to and from her home in Florida.

         On December 20, 2001, we entered into an employment agreement with Christopher C. Edgar agreeing to employ Mr. Edgar as Vice Chairman of the Board of Directors and Director of Real Estate until December 20, 2006. The agreement replaced his earlier agreement with one of our subsidiaries. Under the agreement, Mr. Edgar is entitled to a salary of $150,000 annually. In the event of (i) termination due to his death or disability or (ii) resignation by Mr. Edgar for good reason, he is entitled to continued payment of a base annual salary of $100,000 through the third anniversary year of his employment agreement or one year, whichever is greater. We also provide Mr. Edgar with the use of a car. Mr. Edgar is entitled to reimbursement for up to $20,000 of certain education, professional and other specified expenses. In connection with the signing of his employment agreement, Mr. Edgar was granted an option to purchase 100,000 shares of Class A common stock. The option vests in five equal installments over five years. All of Mr. Edgar's options vest immediately upon a change of control of dELiA*s Corp.

         On October 27, 2000, we entered into an employment agreement with Mr. Guillemin agreeing to employ him as an executive officer until October 31, 2003. Mr. Guillemin receives a salary of $200,000 annually. Mr. Guillemin is entitled to payment of his base salary for the lesser of two years or the remainder of his employment term, but in no event less than one year, upon (i) termination due to his death or disability, (ii) termination by us without cause, (iii) resignation by Mr. Guillemin for constructive discharge

(defined in the contract as a material breach of a material provision of the contract). Upon a change of control of dELIA*s Corp., Mr. Guillemin is entitled to payment of one year's salary and all of the shares of restricted stock currently held by him vest immediately. In addition, we granted Mr. Guillemin an option to purchase 200,000 shares of our Class A common stock. Under his agreement, we also provide Mr. Guillemin with the use of a car.

         On April 5, 1999, we entered into an employment agreement with Mr. Goldstein agreeing to employ him as the chief financial officer of iTurf Inc. We amended this agreement as of November 27, 2000, to provide that we will employ Mr. Goldstein as our chief financial officer until January 31, 2004. Mr. Goldstein receives a salary of $240,000 annually under the amended agreement. Mr. Goldstein also received a payment of $25,000 upon signing the amendment to his agreement and we have agreed that he will receive a bonus of no less than $50,000 for fiscal 2000 and 2001. If we terminate Mr. Goldstein without cause or he resigns for good reason, he would be entitled to continued payment of his base salary for the remainder of the term of his contract. We also provide Mr. Goldstein with the use of a car.

COMPENSATION COMMITTEE REPORT

         THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS DESCRIBES THE COMPENSATION POLICIES AND RATIONALES APPLICABLE TO OUR EXECUTIVE OFFICERS. THE REPORT COVERS THE ACTIVITIES OF THE COMPENSATION COMMITTEE OF THE DELIA*S CORP. BOARD.

         EXECUTIVE COMPENSATION POLICY. Our executive compensation policy is designed to attract, motivate and retain the executive talent required to develop and achieve our strategic and operating goals and to create a mutuality of interest between executive officers and stockholders through compensation structures that share the rewards and risks of strategic business planning and implementation. This policy is manifested in an entrepreneurial compensation model, weighted towards incentive compensation. We believe this approach is appropriate and beneficial to the long-term interests of our stockholders.

         BASE SALARIES. In March 2000, the compensation committee approved salary increases for the Company's executive officers after comparing them to the industry mean for the 33 publicly reporting Internet companies reviewed at that time. At the time of these increases, the compensation committee used the Internet industry for comparisons of executive compensation because the primary business of the Company as iTurf Inc. was providing Internet commerce, content and community services. In November 2000, the committee approved a contract amendment providing for a salary increase for one senior officer of the Company in connection with new responsibilities for that officer following the recombination of dELiA*s Inc. and iTurf Inc. The salary was consistent with market salaries in the retail industry for companies of our size. Executives' employment agreements contemplate periodic review by the board of directors. We expect that adjustments will be made in a manner consistent with the attainment of individual goals and our overall operating and financial performance.

         BONUSES. The employment contracts for the executive officers of the Company in effect in fiscal 2001 provide for discretionary bonuses. The compensation committee recommends the amount of any discretionary bonus to be awarded, taking into account the Company's operating results as well as such other factors as the committee deems appropriate and in the best interests of dELIA*s and its stockholders. No named executive officer was paid a discretionary bonus during fiscal 2001.

         During fiscal 2001, most of our senior executives participated in a management incentive plan approved by the compensation committee. Under the plan, bonuses are paid in the following fiscal year with such bonus amounts calculated using a formula involving earnings before interest and taxes of the executive's division, earnings before interest and taxes for the consolidated company and personal goals. Ms. Waechter was paid a bonus under such plan. No other named executive officer received a bonus under the management incentive plan.

         INCENTIVE COMPENSATION. Our policy is to provide our executive officers with long-term incentive compensation primarily through grants of stock options and awards of restricted stock. Both types of awards are subject to vesting over periods of three to five years to encourage key employees to continue in our employ. Grants of options to purchase our common stock are approved either by the entire board of directors or the compensation committee and offer exercise prices equal to the fair market value of the covered common stock on the date of grant.

         We believe that stock options and restricted stock provide our executive officers with the opportunity to purchase and maintain an equity interest in dELiA*s and to share in the appreciation of the value of the stock. We believe that stock options and restricted stock directly motivate an executive to maximize long-term stockholder value.

         Option grants to the Company's named executive officers, as approved by the compensation committee, are set forth elsewhere in this proxy statement in the table captioned "Option Grants in Last Fiscal Year," which is incorporated herein by reference.

         COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. As described above, Mr. Kahn's base salary is $270,000 per year. Mr. Kahn's contract also provides that he may be awarded bonuses from time to time at the board's discretion. In fiscal 2001, Mr. Kahn did not participate in our management incentive plan and did not receive a bonus.


                           The Compensation Committee

                           Clare R. Copeland
                           Joseph J. Pinto



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      There were no compensation committee interlocks or insider participation during fiscal 2001.

                      EQUITY COMPENSATION PLAN INFORMATION

     As of February 2, 2002, we had outstanding options to purchase 4.7 million shares of our Class A common stock at a weighted average exercise price of $4.29 and had 4.6 million shares available for future grant. Of this total, options to purchase 1.4 million shares were assumed in the November 2000 merger of iTurf Inc. and dELiA*s Inc. Except for those assumed options, all outstanding options were issued under the 1999 Stock Incentive Plan, as amended, which was approved by our shareholders.

                                PERFORMANCE GRAPH

         THE FOLLOWING GRAPH AND RELATED DISCLOSURE INFORMATION SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE SECURITIES EXCHANGE ACT, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE IT BY REFERENCE INTO SUCH FILING.

         The following performance graph compares the cumulative total return of our Class A common stock, the Nasdaq Stock Market Index and The Nasdaq Stock Market Retail Trade Index. Each case assumes a $100 investment on April 9, 1999 (the first full day of public trading of our Class A common stock) and reinvestment of any dividends.

[GRAPH OMITTED]


---------------------------------------------------------------------------------------------------------------
                                                                   CUMULATIVE TOTAL RETURN
                                                                   JANUARY 28,    FEBRUARY 2,    FEBRUARY 1,
                                                   APRIL 9, 1999      2000           2001           2002
                                                   -------------      ----           ----           ----
Our Class A Common Stock                           $  100.00      $   22.71      $    5.90      $   13.83
The Nasdaq Stock Market Index-U.S.                 $  100.00      $  146.00      $  101.69      $   73.55
The Nasdaq Stock Market Retail Trade Index         $  100.00      $   83.92      $   62.93      $   75.55
---------------------------------------------------------------------------------------------------------------

               PROPOSAL 2: RATIFICATION OF INDEPENDENT ACCOUNTANTS

         The board of directors has reappointed Ernst & Young LLP as our independent auditors for the fiscal year ending February 1, 2003 and recommends the ratification by the stockholders of that appointment. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, THE SHARES OF CLASS A COMMON STOCK REPRESENTED BY A PROXY DELIVERED TO THE BOARD OF DIRECTORS WILL BE VOTED FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

         We expect a representative of Ernst & Young LLP to be present at the Annual Meeting and to be available to respond to appropriate questions and make such statements as he or she may desire.

         The affirmative vote of the holders of a majority of the shares of Class A common stock present or represented at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP as our independent accountants.

FEES OF THE OF THE COMPANY'S INDEPENDENT AUDITORS

         AUDIT FEES. Ernst & Young billed us for aggregate fees of approximately $247,000 for (1) professional services rendered for the audit of our annual financial statements for fiscal 2001 and (2) the reviews of our interim financial statements included in our reports on Form 10-Q for each quarter in fiscal 2001.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Ernst & Young did not provide any services to us in fiscal 2001 relating to the design and implementation of financial information services.

         ALL OTHER FEES. During fiscal 2001, we paid Ernst & Young LLP additional fees of $183,000 for other services.

REPORT OF THE AUDIT COMMITTEE

         THE INFORMATION CONTAINED IN THIS REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE SECURITIES EXCHANGE ACT, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE IT BY REFERENCE INTO SUCH FILING.

         The audit committee reviews dELiA*s financial reporting process on behalf of the board of directors. Management has primary responsibility for the financial statements and the reporting process. dELiA*s independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

         In this context, the audit committee has reviewed and discussed with management and the independent auditors the audited financial statements. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence with respect to dELiA*s and its management. The Audit Committee has considered whether the independent auditors's provision of non-audit services to the Company is compatible with their independence.

         In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in the Company's annual report on SEC Form 10-K for the year ended February 2, 2002, for filing with the Securities and Exchange Commission.

                                                     Clare R. Copeland
                                                     Joseph J. Pinto
                                                     Douglas Platt


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         The Securities Exchange Act of 1934 requires the Company's directors, executive officers and any persons owning more than 10% of a class of the Company's stock to file reports with the Securities and Exchange Commission regarding their ownership of the Company's stock and any changes in such ownership. Based solely on a review of copies of these reports and representations furnished to us, we believe the Company's executive officers and directors complied with their filing requirements for 2001.

STOCKHOLDERS PROPOSALS

         Stockholders wishing to include proposals in the proxy material in relation to our annual meeting to be held in 2003 must submit the same in writing so as to be received at our executive office on or before January 31, 2003, but no earlier than January 1, 2003. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders' proposals.


                                  ANNUAL REPORT

         Our Annual Report to Stockholders for the fiscal year ended February 2, 2002 is being mailed together with this proxy statement to our stockholders of record at the close of business on May 24, 2002. Copies of our Annual Report on Form 10-K are available at the web site of the Securities and Exchange Commission at www.sec.gov or from the Company by written request to dELiA*s Corp., 435 Hudson Street, New York, NY 10014, Attention: Investor Relations.

                                 OTHER BUSINESS

         Our board of directors does not know of any other matters to come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote thereon according to their judgment on such matters.


                                            By order of the board of directors,

                                            Edward D. Taffet
                                            SECRETARY


May 31, 2002


STOCKHOLDERS ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.




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

                                  dELiA*s CORP.
                                      PROXY
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 17, 2002

         This proxy is solicited on behalf of the board of directors of dELiA*s Corp. ("dELiA*s") for the Annual Meeting of Stockholders (including any adjournments or postponements thereof, the "Annual Meeting") of dELiA*s to be held at 10:00 A.M. local time on Wednesday, July 17, 2002 at the Sheppard Mansion, 117 Frederick Street, Hanover, Pennsylvania 17331.

         Unless otherwise specified below, the undersigned, a holder of record of shares of Class A common stock, par value $.01 per share ("Common Stock"), of dELiA*s at the close of business on May 24, 2002 (the "Record Date"), hereby appoints Stephen I. Kahn, Edward D. Taffet and Dennis Goldstein, or any of them, the proxy or proxies of the undersigned, each with full power of substitution, to attend the Annual Meeting and to vote as specified in this proxy all the shares of Common Stock which the undersigned would otherwise be entitled to vote if personally present upon the proposals described in the Proxy Statement for the Annual Meeting and such other matters as may properly come before such meeting. The undersigned hereby revokes any previous proxies with respect to the matters covered in this proxy.

                (Continued and to be signed on the reverse side)

      Please sign, date and mail your proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                                  dELiA*s CORP.

                 Please Detach and Mail in the Envelope Provided

|X| Please mark your votes as in this example.

      THE BOARD OF DIRECTORS OF dELiA*s RECOMMENDS A VOTE FOR THE PROPOSALS
                       DESCRIBED IN THE PROXY STATEMENT.


1.       Election of three Class C directors of dELiA*s

                           Nominees:        Stephen I. Kahn
                                            Douglas R. Platt
                                            S. Roger Horchow

       |_| GRANT authority to vote for      |_| WITHHOLD authority to vote for
                  the three nominees                     the three nominees

         STOCKHOLDERS MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY DRAWING A LINE THROUGH OR OTHERWISE STRIKING OUT THE NAME OF SUCH NOMINEE. ANY PROXY EXECUTED IN SUCH MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE SHALL BE DEEMED TO GRANT SUCH AUTHORITY.


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2.       Ratification of the appointment of Ernst & Young LLP as the independent auditors of dELiA*s

         |_| FOR |_| AGAINST |_| ABSTAIN

3. Authority to vote in their discretion on such other business as may properly come before the Annual Meeting.

         |_| FOR |_| AGAINST |_| ABSTAIN

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If you do not sign and return this proxy card or attend the Annual Meeting and vote by ballot, your shares cannot be voted.

IF RETURNED CARDS ARE SIGNED AND DATED BUT NOT MARKED YOU WILL BE DEEMED TO HAVE VOTED FOR THE PROPOSALS DESCRIBED IN THE PROXY STATEMENT.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature:____________         Date:_______, 2002       Signature:_______________        Date:_______, 2002
         (Title, if any)                                         (If held jointly)


NOTE: Proxies can only be given by stockholders of record on the Record Date. Please sign your name below exactly as it appears hereon. When shares of Common Stock are held of record by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



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